Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of LMI Aerospace, Inc. on Form S-3 of our report dated July 10, 2007, on the financial statements of D3 Technologies, Inc. for the years ended December 31, 2006, 2005 and 2004, appearing in the Current Report of LMI Aerospace, Inc. on Form 8-K/A dated July 31, 2007.  We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ LevitZacks
LevitZacks
Certified Public Accountants

San Diego, California

November 8, 2007